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                                  EXHIBIT 23.2
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                   [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]



Members of the Board of Directors:

   We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 1, 1997, on our audits of the consolidated financial statements of Fort Bend Holding Corp. (the "Company") which contains an explanatory paragraph describing that the Company changed its method of accounting for mortgage servicing rights.

/s/ COOPERS & LYBRAND L.L.P.

Houston, Texas
November 18, 1997